                               VARLEN CORPORATION


                   6 1/2% Convertible Subordinated Debentures

                                    due 2003



                                STANDBY AGREEMENT








August [ ], 1997

Donaldson, Lufkin & Jenrette
   Securities Corporation
Piper Jaffray Inc.
Robert W. Baird & Co. Incorporated
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  2121 Avenue of the Stars
  Los Angeles, CA 90067


Dear Sirs and Madames:

Varlen Corporation, a Delaware corporation (the "COMPANY"), has outstanding $___________ aggregate principal amount of its 6 1/2% Convertible Subordinated Debentures due 2003 (the "DEBENTURES") issued pursuant to the Indenture dated as of May 27, 1993 between the Company and Harris Trust and Savings Bank, as Trustee (the "INDENTURE"). The Company proposes to redeem on September 4, 1997 (the "REDEMPTION DATE") all the outstanding Debentures pursuant to a notice of redemption, dated August 20, 1997. The Debentures will be redeemed at the redemption price of $1,039.00, plus accrued and unpaid interest of $16.79 to, but not including, the Redemption Date, for an aggregate redemption price of $1055.79 per $1,000 principal amount per Debenture (the "REDEMPTION PRICE"). The Debentures are convertible into shares of Common Stock, $0.10 par value per share (the "COMMON STOCK"), at a conversion price of $22.5893 per share, into approximately 44.2688 shares of Common Stock per $1,000 principal amount of Debentures. The right to convert the Debentures into shares of Common Stock will terminate at the close of business (5:00 p.m. New York City Time) on September 3, 1997 (the "CONVERSION EXPIRATION TIME").

The Company desires to make arrangements with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Piper Jaffray Inc. ("PIPER JAFFRAY") and Robert W. Baird & Co. Incorporated ("ROBERT W. BAIRD") (collectively, the "PURCHASERS," and each individually, a "PURCHASER"), pursuant to which you will severally purchase authorized but unissued shares of Common Stock which would have been issuable upon conversion of those Debentures which are not duly surrendered for conversion on or prior to the Conversion Expiration Time, for a purchase price equal to $23.85 per share of Common Stock (the "PURCHASE

PRICE"). Each Purchased Share shall have attached thereto one stock purchase right (collectively, the "RIGHTS") issued pursuant to a Rights Agreement dated as of June 17, 1996 (the "RIGHTS AGREEMENT") between the Company and Harris Trust and Savings Bank, as Rights Agent.

 The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 relating to 2,421,279 shares of Common Stock (the "COMMON SHARES") issuable by the Company upon conversion of the Debentures and in accordance with this Agreement. The Company has also filed such amendments thereto, if any, as may have been required to the date hereof and will file, if required, on or prior to the effective date of the registration statement one or more additional amendments thereto. As used in this Agreement, the term "REGISTRATION STATEMENT" means such registration statement in the form in which it becomes effective and includes all financial statements, schedules, reports and documents incorporated by reference therein and not required to be filed therewith by Form S-3 under the Securities Act (the "INCORPORATED DOCUMENTS"), filed in accordance with the Securities Exchange Act of 1934, as amended, and the rules, regulations and forms of the Commission thereunder (collectively, the "EXCHANGE ACT") on or before the date on which the Registration Statement becomes effective.
The term "PROSPECTUS" means the prospectus, including any Incorporated Documents, on file with the Commission at the time the Registration Statement becomes effective; PROVIDED, that (a) if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Exchange Act differs from such prospectus, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is mailed or otherwise delivered to the Commission for filing, and (b) if the Company files any documents pursuant to Section 13 or 14 of the Exchange Act after the time the Registration Statement becomes effective and prior to the termination of the offering of the Common Stock by the Purchasers, which documents are deemed to be incorporated by reference into the Prospectus, the term "Prospectus" shall refer to said Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

                                          I.

The Company represents and warrants to each of the Purchasers that:

    (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The

Registration Statement in the form in which it becomes effective, and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of the Purchasers expressly for use therein.

   (b) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

   (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction or place in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

   (d) Each subsidiary of the Company listed on Schedule II hereto (collectively, the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole. Except as set forth in Schedule II hereto, no other subsidiary of the Company constitutes a "significant subsidiary" as defined under Rule 1-02 of Regulation S-X.

   (e) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable; the Debentures have been duly authorized and validly issued; the Purchased Shares (as defined in paragraph II(a)) to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights (other than under the Rights Agreement); the shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion and when issued and delivered upon such conversion in accordance with the terms of the Indenture, such shares of Common Stock will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

   (f) The Rights under the Rights Agreement attached to the outstanding shares of Common Stock have been duly authorized and validly issued; and the Rights under the Rights Agreement to which the holders of Purchased Shares and the holders of shares of Common Stock issuable upon conversion of the Debentures will be entitled have been duly authorized and, upon issuance of such Purchased Shares in accordance with this Agreement and such Common Stock in accordance with the Indenture, will be validly issued.

   (g) All of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Company or a subsidiary of the Company (except in the case of foreign subsidiaries for directors' qualifying shares) free and clear of all liens, adverse claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts, except for pledges made under certain of the Company's and the Company's subsidiaries' credit agreements. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of any share of capital stock of the Company or any of the Company's subsidiaries to any person or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any of the Company's subsidiaries, except for the Debentures, grants made under and in accordance with the Company's stock option plans and issuances of Common Stock pursuant to the Company's employee stock purchase plan (collectively, the "Plans") and pursuant to the Rights Agreement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the Registration Statement.

   (h) This Agreement has been duly authorized, executed and delivered by the Company.

   (i) (A) The redemption of the Debentures and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby will not contravene (1) the certificate of incorporation or by-laws (or other organizational documents) of the Company or the Significant Subsidiaries or
(2) in any material respect, any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (3) except for any such contraventions that, individually and in the aggregate, do not have, and are not reasonably expected to have, a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations of the Company and its subsidiaries taken as a whole, any statute, law, rule or regulation or judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for any such actions or for the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, except the registration under the Securities Act of the Common Shares deliverable upon conversion of the Debentures and upon purchase pursuant to
Article II hereof, and except such consents, approvals, authorizations, orders or qualifications as may be required under the rules of the National Association of Securities Dealers, Inc. or the securities, or Blue Sky, laws of the various states in connection with the acquisition, sale and distribution of the Common Shares by the Purchasers. The redemption of the Debentures and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby will not result in the imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound.

   (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus. Since the date of the latest financial statements incorporated by reference in the Prospectus and except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material adverse change in the condition, financial or otherwise, or in the business, prospects or results of operations of the Company and its subsidiaries, taken as a whole or any material change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries except for issuances of Common Stock upon conversion of the Debentures and pursuant to the Plans..

   (k) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that affects the transactions contemplated by this Agreement or that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts, instruments, leases, licenses or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

   (l) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

   (m) Each of the Company and the Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits (collectively, "PERMITS") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in all material respects in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocations or modification of any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

   (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

   (o) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended and in effect from time to time, or is subject to any law, rule, regulation, order, judgment or decree which regulates the redemption and conversion of the Debentures as contemplated herein or the offering or sale of the Common Shares by the Purchasers (other than the Securities Act, the Exchange Act, the rules of the National Association of Securities Dealers, Inc. and the Blue Sky or securities laws).

    (p) Neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any other party is now or is reasonably expected by the Company or its subsidiaries to be in violation or breach of, or in default in any material respect with respect to, any provision of any material contract, agreement, instrument, lease, or license to which the Company or any subsidiary is a party, the effect of which would materially adversely affect the condition, financial or otherwise, earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole. Each such contract, agreement, instrument, lease or license (i) is in full force, (ii) is the legal, valid, and binding obligation of the Company or its subsidiaries and is enforceable as to the Company or its subsidiaries, as the case may be, in accordance with its terms and (iii) to the Company's knowledge, is the legal, valid and binding obligation of the other parties thereto and is enforceable as to each of them in accordance with its terms, it being understood that insofar as the Company's Mechanical Diode clutch patent license is concerned, the foregoing representation and warranty is subject to the information set forth in the Prospectus under the caption "Risk Factors - Certain Litigation" relating to the two suits filed against the Company and certain of its subsidiaries by Epilogics, Inc. Neither the Company nor any of the Significant Subsidiaries is, or with giving of notice or lapse of time or both would be, in violation of its certificate of incorporation or by-laws (or other organizational documents).

    (q) The Company and its subsidiaries have title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the business of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus. Each of the Company, and its subsidiaries enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating.

   (r) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, and environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals and filed all notices required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license, notice or approval and any remedial obligations under any Environmental Law, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses, approvals or obligations or to file such notices would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

   (s) Except as set forth in the Registration Statement and Prospectus (i) the Company does not know of any release or potential release of any Hazardous Material (as hereinafter defined) on or to the Company's property the effect of which might have a materially adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole; and (ii) the Company has no present or contingent liability in connection with any release or potential release of any Hazardous Material into the environment, whether on or off its property the violation of any of which might have a materially adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole. The term "HAZARDOUS MATERIAL" means any oil (including petroleum products, crude oil and any fraction thereof), chemical, contaminant, pollutant, solid or hazardous waste, Hazardous Substance (as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act and regulations thereunder), or other material that is toxic or harmful to human health or the environment or the use, treatment, sale, discharge or disposal of which is regulated by a local, state or federal government authority charged with protection of health, safety or the environment.

    (t) Except as disclosed in the Prospectus, no customer or supplier that was material to the Company during the year ended January 31, 1997, or that has been significant to the Company thereafter, has given notice to the Company that it has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be, and to the best of the Company's knowledge, no such action is contemplated, except in any such case for terminations, reductions or threatened terminations or reductions that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, considered as a whole.

    (u) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries have incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "CODE"); and each "pension plan" established or maintained by the Company or any of its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

    (v) The Company and each of the Significant Subsidiaries have filed all federal and all material state, local and foreign tax returns required to be filed and neither the Company nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto other than any which the Company is contesting in good faith by appropriate proceedings and for which adequate reserves have been made.

   (w) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

    (x) The financial statements, together with related notes and supporting schedules, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations shown thereby, stockholders' equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the other financial information and data included or incorporated by reference in the Registration Statement or Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

    (y) Deloitte & Touche, who have certified certain financial statements of the Company and whose report is included in the Prospectus or is incorporated by reference therein, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder.

   (z) No labor problem exists or, to the knowledge of the Company, is imminent with the employees of the Company or any of the Significant Subsidiaries which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole.

  (aa) At the close of business on August 18, 1997, $54,695,000 aggregate principal amount of the Debentures was outstanding, the Debentures are convertible, until the Conversion Expiration Time, into Common Stock at a Conversion Price of $22.5893 per Debenture (equivalent to approximately
44.2688 shares of Common Stock per $1,000 principal amount of Debentures) and from and after the time the Registration Statement becomes effective and until the Conversion Expiration Time the Company will take no action which would result in any change in the Conversion Price.

  (bb) The Company has instructed Harris Trust and Savings Bank, the conversion agent for the Debentures, to cooperate with you in order to facilitate the conversion of Debentures acquired by you until the Conversion Expiration Time.

  (cc) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale of the Common Shares.

  (dd) On and after the date hereof and prior to the Redemption Date, there will be no change in the outstanding capital stock of the Company and the Company will not issue or sell or enter into any agreement (other than this Agreement), arrangement or understanding of any kind, or take any action, for the issuance or sale of any capital stock of the Company or securities convertible into capital stock of the Company or warrants or options for the purchase of capital stock of the Company or securities convertible into capital stock of the Company without the prior approval of the Purchasers, except for the issuance of Common Stock pursuant to the Plans, upon conversion of the Debentures or pursuant to and in accordance with the Rights Agreement.

  (ee) The redemption of all the outstanding Debentures on the Redemption Date has been duly authorized by the Company; as of the date hereof, the Debentures shall have been duly called for redemption on the Redemption Date in accordance with the terms of the Indenture, and the right to convert the Debentures into Common Stock shall expire at the Conversion Expiration Time.

   (ff) All taxes, if any, required to be paid by the Company with respect to the redemption of the Debentures and the issuance of shares of Common Stock upon conversion of the Debentures or pursuant to this Agreement, have been or will be paid by the Company.

     (gg) The Company and its subsidiaries own or possess all material patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any other person to the rights of the Company and the subsidiaries with respect to the foregoing.

                                         II.

     (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Purchasers agree, severally and not jointly, that the Purchasers will purchase from the Company, and the Company agrees it will sell to the Purchasers, at the Purchase Price, in the respective percentages set forth opposite their names on Schedule I, up to such whole number of shares of Common Stock as would have been issuable upon conversion of any Debentures that are not duly surrendered for conversion on or prior to the Conversion Expiration Time; PROVIDED, HOWEVER, that the aggregate number of such shares of Common Stock purchased pursuant to this Agreement shall not exceed 2,421,279. Shares of Common Stock acquired by the Purchasers pursuant to this paragraph II(a) are referred to herein as "PURCHASED SHARES." The Purchasers shall pay the Company for the Purchased Shares, if any, purchased pursuant to this paragraph II(a) by wire transfer payable in Federal or other immediately available funds to the order of the Company on the Redemption Date (the "CLOSING DATE"). Delivery to the Purchasers of any Purchased Shares purchased pursuant to this Article II(a) shall be made at the offices of Donaldson, Lufkin & Jenrette, 277 Park Avenue, New York, New York 10172, on the Closing Date.

     (b) Until the Conversion Expiration Time, the Purchasers may (but shall not be obligated to) purchase Debentures in the open market or otherwise in such amounts and at such prices as the Purchasers may deem advisable. The Purchasers agree to surrender for conversion at or before the Conversion Expiration Time any Debentures beneficially owned by them. Shares of Common Stock issued to the Purchasers upon conversion of the Debentures by them may be sold by the Purchasers at any time or from time to time pursuant to an effective registration statement under the Securities Act (including the Registration Statement) or an applicable exemption under the Securities Act. Shares of Common Stock acquired upon conversion of the Debentures referred to in this Article II(b) are referred to as "ADDITIONAL SHARES." Purchased Shares and Additional Shares are referred to in this Agreement as "ACQUIRED SHARES."

     (c) The Purchasers agree to inform the Company when all Acquired Shares have been sold or if any offering of Acquired Shares is otherwise terminated (the "REGISTRATION TERMINATION DATE").

     (d) It is understood that the Purchasers intend to resell the Acquired Shares, if any, from time to time at prices prevailing in the open market. Each Purchaser shall remit to the Company 50% of the Excess Proceeds (as defined below), if any, received by such Purchaser from (i) in the case of DLJ, the first 60,532 Purchased Shares sold by it, (ii) in the case of Piper Jaffray, the first 30,266 Purchased Shares sold by it and (iii) in the case of Robert W. Baird, the first 30,266 Purchased Shares sold by it. For purposes of the foregoing, the term "EXCESS PROCEEDS" with respect to a Purchaser shall mean the aggregate actual sales price (net of any selling concessions, transfer taxes and other expenses of sale) of the first 60,532 Purchased Shares sold by DLJ, the first 30,266 Purchased Shares sold by Piper Jaffray and the first 30,266 Purchased Shares sold by Robert W. Baird, less, in each case, $23.85 per Purchased Share. Any Purchased Shares subject to this paragraph that are not sold by or for the account of a Purchaser prior to the close of business on the 30th day after the Redemption Date, or if such day is not a business day, the next succeeding business day (the "LAST PROFIT DATE"), shall be deemed to have been sold on such Last Profit Date for an amount equal to the average of the high and low sale prices of the Common Stock on such day as reported on the Nasdaq Stock Market. Nothing contained herein shall limit the right of the Purchasers, in their discretion, to determine the price or prices at which, or the time or times when, any Acquired Shares shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account. Settlement shall occur as soon as reasonably practicable after the final disposition (or Last Profit Date) by a Purchaser for all Purchased Shares subject to the terms in this paragraph.

                                  III.

As compensation to the Purchasers for their commitment hereunder, the Company will pay to the Purchasers: (i) on the date hereof, an aggregate standby fee of $461,980 (the "STANDBY FEE"), by wire transfer of Federal or other immediately available funds, which Standby Fee shall be paid to DLJ on behalf of the Purchasers and (ii) on the Closing Date, in the event the Purchasers acquire more than 121,064 Purchased Shares, an amount equal to $0.8348 per Purchased Share in excess of 121,064 shares (the "TAKE-UP FEE"), by wire transfer payable in Federal or other immediately available funds to the order of the Purchasers, which Take-up Fee shall be paid to each Purchaser based on the number of Purchased Shares actually purchased by such Purchaser in excess of (a) 60,532 Purchased Shares, in the case of DLJ, (b) 30,266 Purchased Shares, in the case of

Piper Jaffray and (c) 30,266 Purchased Shares, in the case of Robert W. Baird. At the option of the Purchasers, in lieu of being paid by the Company the amount referred to in clause (ii) above, the Purchasers may deduct such amount from the Purchase Price payable pursuant to Article II(a). Each Purchaser will be entitled to that portion of the Standby Fee based on the respective percentages set forth in Schedule I, and DLJ agrees to remit such portions of the Standby Fee to such other Purchasers as soon as practicable after deducting their portion of the expenses relating to this engagement.


                                        IV.


     The obligations of the Company and the several obligations of the Purchasers hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof.

     The several obligations of the Purchasers hereunder are subject, in their sole discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and the Closing Date, true and correct in all respects (except for those representations which are made at a specified date, which shall be true as of such date), and to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and to the following further conditions:

     (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing; (ii) there shall not be in effect any injunction, restraining order or other order of a court or any governmental agency that prohibits or restrains the Purchasers from converting the Debentures into Common Stock; (iii) neither the Company nor any subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business; (iv) there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and (v) there shall not have been any material change in the capital stock of the Company or increase in long-term debt of the Company from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto) except for issuances of Common Stock upon conversion of the Debentures and pursuant to the Plans.

     (b) At the time of the execution of this Agreement but prior to the mailing of the Notice of Redemption, the Purchasers shall have received a certificate, dated as of the date hereof and signed by an executive officer of the Company satisfactory to you, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the date hereof and to the effect set forth in paragraph (a).

     (c) At the time of the execution of this Agreement but prior to the mailing of the Notice of Redemption, you shall have received an opinion of Vicki L. Casmere, Vice President and General Counsel of the Company, dated such date, in form and substance satisfactory to you to the effect that:

         (i) (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own, lease and operate its property and to conduct its business as described in the Prospectus and (B) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification except to the extent that the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole;

         (ii) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Company or a subsidiary of the Company (except in the case of foreign subsidiaries for directors' qualifying shares) free and clear of all liens, adverse claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts, except for pledges made under certain of the Company's and the Company's subsidiaries' credit agreements;

         (iii) all the shares of capital stock of the Company outstanding prior to the issuance of the Purchased Shares to be issued and sold by the Company hereunder (including any Additional Shares and other shares of Common Stock to be issued in connection with Debentures converted in accordance with the Indenture prior to the Conversion Expiration Time) have been duly authorized and are validly issued, fully paid and non-assessable; the Rights under the Rights Agreement attached to the shares of Common Stock outstanding prior to the issuance of the Purchased Shares to be issued and sold by the Company hereunder
     (including Rights attaching to any Additional Shares and any other shares of Common Stock to be issued in connection with Debentures converted in accordance with the Indenture prior to the Conversion Expiration Time) have been duly authorized and validly issued; to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any of the Company's subsidiaries to any person or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or any of the Company's subsidiaries, except for the Debentures, grants made under and in accordance with the Company's
     Plans and pursuant to the Rights Agreement and there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the Registration Statement;

         (iv) the Purchased Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to the best of such counsel's knowledge, the issuance of such shares of Common Stock is not subject to any preemptive or similar rights and the Rights under the Rights Agreement to which the holders of Purchased Shares will be entitled have been duly authorized and, upon issuance of such Purchased Shares in accordance with this Agreement, will be validly issued;

         (v) neither the Company nor any of the Significant Subsidiaries is in violation or breach of, or in default in any material respect with respect to any term of its articles of incorporation (or other charter document) or by-laws;

         (vi) This Agreement has been duly authorized, executed and delivered by the Company;

         (vii)(A) the redemption of the Debentures and conversion thereof in accordance with the terms of this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby, will not contravene (1) the restated Certificate of Incorporation or By-laws of the Company, or (2) the certificate of incorporation or by-laws (or other organizational documents) of the Significant Subsidiaries, or (3) any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole or (4), except for any such contraventions that, individually and in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, to the best of such counsel's knowledge, any statute, law, rule or regulation or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for any such actions or for the performance by the Company of its obligations under this Agreement, except the registration under the Securities Act of the Common Shares deliverable upon conversion of the Debentures and upon purchase pursuant to Article II hereof, and except such consents, approvals, authorizations, orders or qualifications as may be required under the securities, or Blue Sky, laws of the various states in connection with the offer and sale of the Common Shares by the Purchasers;

         (viii) the statements in the Registration Statement in Item 15, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

         (ix) the Registration Statement has become effective under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any jurisdiction;

         (x) neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or is subject to any law, rule, regulation, order, judgment or decree which regulates the redemption and conversion of the Debentures as contemplated herein, the offering or sale of the Common Shares by the Purchasers (other than the Securities Act, the Exchange Act, and the Blue Sky, or state securities laws);

         (xi) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (A) affects the transactions contemplated by this Agreement or (B) are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (xii) (A) each Incorporated Document (except for financial statements and schedules as to which such counsel need not express any opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) the Registration Statement and Prospectus and any supplements or amendments thereto (except for financial statements and schedules incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder;

         (xiii) The Debentures are convertible into shares of Common Stock as provided in the Indenture and such shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, such shares of Common Stock will be validly issued, fully paid and nonassessable and, to the best knowledge of such counsel, the issuance of such shares of Common Stock is not subject to any preemptive or similar rights; and

         (xiv) The redemption of all of the outstanding Debentures on the Redemption Date has been duly authorized.

     In addition, Vicki L. Casmere, Vice President and General Counsel of the Company, shall state that such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Purchasers at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto, and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise indicated above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date, or the Registration Statement or the Prospectus and any amendment or supplement thereto as of the date of such opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or Prospectus).

     (d) At the time of the execution of this Agreement but prior to the mailing of the Notice of Redemption, you shall have received an opinion of Kirkland & Ellis, outside counsel to the Company, dated such date, covering the matters referred to in the paragraph immediately following subparagraph (xiv) of paragraph (c) above and to the effect that the statements in the Prospectus under the captions "Certain United States Federal Tax Considerations" and "Description of Common Stock" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein.

     (e) At the time of the execution of this Agreement but prior to the mailing of the Notice of Redemption, you shall have received an opinion of Davis Polk & Wardwell, counsel for the Purchasers, dated such date, covering the matters referred to in subparagraphs (iv) (as to the Purchased Shares only), (vi),

(ix), clause (B) of (xii) and the paragraph immediately following subparagraph (xiv) of paragraph (c) above and to the further effect that statements in the Prospectus under the caption "Standby and Other Arrangements" insofar as such statements constitute summaries of the legal matters or documents referred therein, fairly present the information called for withe respect to such legal matters or documents and fairly summarize the matters referred to therein. In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware.

     (f) At the time of the execution of this Agreement and prior to the mailing of the Notice of Redemption, you shall have received a letter dated the date hereof, in form and substance satisfactory to you, from Deloitte & Touche, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) Any certificate signed by an officer of the Company and delivered, pursuant to this Agreement or in connection with this Agreement and the transactions contemplated hereby, to you or your counsel shall be deemed a representation and warranty by the Company to each of you as to the matters covered thereby.

     (h) On the Closing Date, the Purchasers shall have received, in form and satisfactory to the Purchasers, (i) letters, dated the Closing Date, from Vicki L. Casmere, Kirkland & Ellis and Davis Polk & Wardwell to the effect that they reaffirm the respective opinions set forth in paragraphs (c) (other than the opinion set forth in clause (xiii) of paragraph (c)) (d) and (e) of this Article IV, respectively, (ii) an opinion, dated such date, from Kirkland & Ellis, outside counsel tot he Company, to the effect set forth in clauses (i)(A), (iv), (vi), (vii) (A)(1) and (B), (viii), (ix), (x), (xi) and
(xii)(B) of paragraph (c) above, (iii) a letter from Deloitte & Touche to the effect that it reaffirms its statements made in its letter furnished pursuant to Article IV(g) and (iv) a bring-down certificate dated the Closing Date to the effect that the Company reaffirms the statements made in its certificate furnished pursuant to Article IV(b).

     If any condition specified in this Article shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be canceled by you by notifying the Company of such cancellation in writing, and any such cancellation shall be without liability of any party to any other party except as provided in
Article I, Article IV, Article V and Article VII.


                                       V.

     In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

    (a) The Company will use its best efforts to cause the Registration Statement to become effective by 5:30 p.m. (New York City time) on the date hereof and will advise the Purchasers promptly and, if requested by the Purchasers, will confirm such advice in writing, when the Company receives notice (written or oral) that the Registration Statement has become effective. The Company also will advise the Purchasers promptly and, if requested by the Purchasers, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; and
(ii) upon knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Acquired Shares for offering or sale in any jurisdiction or of the initiation of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company, upon knowledge thereof, will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

    (b) To furnish to you, without charge, (i) as many signed and conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) as you may reasonably request and (ii) from time to time during such period after the date hereof as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by a Purchaser or dealer, as many copies of the Prospectus and any supplements and amendments thereto as you may reasonably request for the purposes contemplated by the Securities Act and the rules and regulations thereunder. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Acquired Shares are offered by the Purchasers and by all dealers to whom the Acquired Shares may be sold, both in connection with the offering and sale of the Acquired Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by the Purchasers or dealers.

     (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment, or supplement and to file no such proposed amendment or supplement to which you reasonably object, unless such amendment or supplement is, in the opinion of Kirkland & Ellis, counsel to the Company, required by law, and before or simultaneous with filing any document which, upon filing, becomes an Incorporated Document, to furnish to you a copy of each such proposed Incorporated Document.

     (d) If, from the date of effectiveness of the Registration Statement until the Registration Termination Date any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Purchasers a reasonable number of copies of any amendments or supplements to the Prospectus (in form and substance satisfactory to counsel for the Purchasers) so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (e) During the period from the date of effectiveness of the Registration Statement until the Registration Termination Date, to file in a timely fashion all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act subsequent to the time the Registration Statement becomes effective.

     (f) To endeavor to qualify the Acquired Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to comply with such laws as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Acquired Shares; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Acquired Shares, in any jurisdiction where it is not now so subject; and to pay all expenses (including fees and disbursements of counsel) in connection therewith.

     (g) To make generally available to the Company's security holders and to you as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement covering the twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the post-effective amendment to the Registration Statement notifying the Commission of the shares of Common Stock which will not be sold by the Purchasers. Upon your request at termination of the offering, the Company will file such a post-effective amendment with the Commission that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (h) On August 20, 1997, to mail to holders of Debentures a Prospectus and a notice of redemption complying with the requirements of the Indenture together with notice of the other rights of the holders of Debentures.

     (i) To advise the Purchasers daily, or direct the conversion agent and redemption agent for the Debentures to advise the Purchasers daily, of the respective number of Debentures surrendered for conversion into Common Stock and surrendered for redemption on the preceding day.

     (j) Whether or not the transactions contemplated in this Agreement are consummated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the redemption and conversion of the Debentures and the authorization, issuance, sale and delivery of the Common Stock and any expenses or taxes payable in that connection; the fees and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (but not the fees and expenses of counsel to the Purchasers except as provided below); the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement, and the costs of copying this Agreement; the expenses, including printing expenses, in connection with mailing the Notice of Redemption and related documents and the publication of the advertisements relating to the redemption, if any; all costs and expenses of issuance and delivery of the shares of Common Stock upon conversion of the Debentures, including the fees of the conversion agent; the reasonable fees and disbursements of the Company's counsel and accountants; the reasonable fees and expenses of preparing and printing a Blue Sky Memorandum (including fees and expenses of counsel to the Purchasers in connection therewith); and the fees and expenses, if any, of listing the Common Stock on the Nasdaq Stock Market.

     (k) The Company hereby agrees that, without the prior written consent of the Purchasers, it will not, commencing from the date of this Agreement until the earlier of (a) the Registration Termination Date and (b) (x) 30 days after the Redemption Date if the Purchasers have purchased an aggregate of 121,064 Purchased Shares or less or (y) 90 days after the Redemption Date if the Purchasers have purchased more than 121,064 Purchased Shares: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by delivery of Common Stock, or other such securities, in cash or otherwise). The foregoing sentence shall not apply to (A) sales to the Purchasers pursuant to this Agreement, (B) any shares of such Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security (including, without limitation, the Debentures) outstanding on the date hereof, (C) the grant of options pursuant to the Company's stock option plans or the issuance of Common Stock pursuant to the Company's employee stock purchase plan, and (D) from and after the Redemption Date, Common Stock of the Company or any security convertible into or exercisable or exchangeable for Common Stock of the Company issued in a private placement to the seller in connection with any acquisition by the Company or any of its subsidiaries.

     (l) If the transactions contemplated in this Agreement are not consummated, the Company will also reimburse the Purchasers for all of the Purchasers' out-of-pocket expenses reasonably incurred in connection herewith, including fees and expenses of counsel to the Purchasers.

                                       VI.

     The Company agrees to indemnify and hold harmless each Purchaser, the officers and directors of each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished in writing to the Company by such Purchaser through you expressly for use therein.

     Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Purchaser but only with reference to information relating to such Purchaser furnished in writing to the Company by such Purchaser through you expressly for use in the Registrat ion Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to the first or second paragraph of this Article VI (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both the first paragraph and the second paragraph of this Article VI, the Purchaser shall not be required to assume the defense of such action pursuant to this paragraph, but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below,
shall be at the expense of such Purchaser).   Any indemnified party shall
have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the
defense of such action on behalf of the indemnified party).   In any such
case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to the first paragraph of this Article VI, and by the Company, in the case of parties indemnified pursuant to the second paragraph of this
Article VI. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its wri tten consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party
shall have failed to comply with such reimbursement request.   No
indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     To the extent the indemnification provided for in this Article VI is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the transactions contemplated by this Agreement shall be deemed to be in the same respective proportions as the aggregate Redemption Price of the Debentures outstanding on the date of this Agreement bears to the total compensation required by the Purchasers pursuant to
Article III of this Agreement. The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Article VI, no Purchaser shall be required to contribute any amount in excess of the amount of compensation such Purchaser receives pursuant to Article III
of this Agreement.   No person guilty of fraudulent misrepresentation (within
the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Article VI are several in proportion to the respective percentages listed on Schedule I and not joint.

     The remedies provided for in this Article VI are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Article VI and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser, the officers and directors of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) delivery of the Common Stock upon conversion of the Debentures and (iv) purchase of the Common Stock pursuant to Article II hereof.


                                       VII.

     Prior to the time the Company mails notice of the redemption of the Debentures, this Agreement may be terminated by the Company by written notice to the Purchasers, or by the Purchasers by written notice to the Company.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to proceed with the purchases of and payment for the Debentures or the Common Stock, the conversion of the Debentures into Common Stock or the resale of the Common Stock by the Purchasers (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.


                                       VIII.

     This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

     If, on the Closing Date, any of the Purchasers shall fail or refuse to purchase Common Stock that it has agreed to purchase hereunder on such date, and the aggregate number of shares of Common Stock which such defaulting Purchaser(s) agreed but failed or refused to purchase is not more than one tenth of the aggregate number of shares of Common Stock to be purchased on such date, the non-defaulting Purchaser(s) may make arrangements satisfactory to the Company for the purchase of such Common Stock by other persons, including the non-defaulting Purchaser(s), but if no such arrangements are made by the close of business on the Closing Date, the non-defaulting Purchaser(s) shall be obligated to purchase the Common Stock that such defaulting Purchaser(s) agreed but failed to purchase. If on the Closing Date, any Purchaser(s) shall either fail or refuse to purchase Common Stock and the aggregate number of shares of Common Stock with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Common Stock to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such shares of Common Stock are not made prior to the close of business on the Redemption Date, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser(s). Any action taken under this paragraph shall not relieve any defaulting Purchaser(s) from liability in respect of any default of such Purchaser(s) under this Agreement.

     If this Agreement shall be terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Purchasers in connection with this Agreement and the transactions contemplated hereunder.

     Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Varlen Corporation, 55 Shuman Boulevard, P.O. Box 3089, Naperville, Illinois, 60566-7089, Attention:
General Counsel and (ii) if to any Purchaser to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Purchasers, the Purchasers' directors and officers, any controlling persons referred to herein, the Company's directors and the Company officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Acquired Shares from any of the several Purchasers merely because of such purchase.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in connection with the internal laws of the State of New York.


                                               Very truly yours,

                                               VARLEN CORPORATION


                                               By: _________________________
                                                   Name:
                                                   Title:

Accepted, August [    ], 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
PIPER JAFFRAY INC.
ROBERT W. BAIRD & CO. INCORPORATED

By:  Donaldson, Lufkin & Jenrette
       Securities Corporation

By:  _____________________________
   Name:
   Title:

                                   SCHEDULE I

                                   PURCHASERS


                    Purchaser                                      Percentage

Donaldson Lufkin & Jenrette Securities Corporation . . . . . . .        50%

Piper Jaffray Inc. . . . . . . . . . . . . . . . . . . . . . . .        25%

Robert W. Baird & Co. Incorporated.. . . . . . . . . . . . . . .        25%
                                                                      ------

     Total . . . . . . . . . . . . . . . . . . . . . . . . . . .       100%
                                                                      ======

                                   SCHEDULE II

                             SIGNIFICANT SUBSIDIARIES


Brenco, Incorporated
Chrome Crankshaft Co.
Chrome Crankshaft Company of Illinois
Consolidated Metco, Inc.
Keystone Industries, Inc.
Means Industries Inc.
Prime Manufacturing Corporation
Unit Rail Anchor Company, Inc.
Varlen Instruments Inc.